Exhibit 99.1

QuinStreet Reports Results for Second Quarter Fiscal 2026

•
Record quarterly revenue of $288 million
•
Auto Insurance revenue strong and broadening
•
Continue to expect further margin expansion in 2H FY26
•
Acquired HomeBuddy in January, significantly expanding Home Services footprint
•
Financial position, balance sheet and cash flow remain strong

FOSTER CITY, CA – February 5, 2026 – QuinStreet, Inc. (Nasdaq: QNST), a leader in performance marketplaces and technologies for the financial services and home services industries, today announced financial results for the fiscal second quarter ended December 31, 2025.

For the fiscal second quarter, the Company reported revenue of $287.8 million, up 2% year-over-year.

GAAP net income for the fiscal second quarter was $50.2 million, or $0.87 per diluted share. Adjusted net income for the fiscal second quarter was $13.9 million, or $0.24 per diluted share.

Adjusted EBITDA for the fiscal second quarter was $21.0 million, up 8% year-over-year.

For the fiscal second quarter, the Company generated $21.6 million in operating cash flow and closed the quarter with $107.0 million in cash and cash equivalents and no bank debt.

“Fiscal Q2 was another productive and successful quarter,” commented Doug Valenti, CEO of QuinStreet. “We exceeded our outlook for both revenue and adjusted EBITDA, and we continued to make good progress on needle-moving initiatives across the business. Our set-up for continued, long-term revenue growth and margin performance has never been better.”

“We completed the acquisition of HomeBuddy in early January, adding important new product and media footprints for growth at scale to our massive Home Services market opportunity.”

“Auto Insurance demand remained strong again in fiscal Q2, with sequential performance besting historical seasonality trends.”

“Our progress applying AI across the business and thriving in a more AI-driven ecosystem has been strong and impressive. We continue to expect that AI will lead to increased opportunities in our already big and fast-growing markets. We continue to expect to disproportionately benefit from AI due to our structured proprietary integrations and data, and to our long history of successfully applying AI as a competitive advantage.”

“We expect strong revenue growth and margin expansion to continue in coming quarters and years, with our near term, next milestone goal still to reach 10% quarterly adjusted EBITDA margin in this fiscal year, even excluding the expected accretive impact of HomeBuddy. We also continue to expect full fiscal year revenue and adjusted EBITDA, excluding HomeBuddy, to grow at least 10% and at least 20%, respectively, as indicated in our previous outlook. Said another way, HomeBuddy is purely additive to our previous outlook.”

“Turning to our new outlook, which of course includes HomeBuddy, we expect total revenue in fiscal Q3, to be between $330 and $340 million, and total adjusted EBITDA to be between $26.5 and $30.5 million. We expect total revenue in full fiscal year 2026, which ends in June, to be between $1.25 and $1.3 billion, and total full fiscal year adjusted EBITDA to be between $110 and $115 million,” concluded Valenti.

Conference Call Today at 2:00 p.m. PT

The Company will host a conference call and corresponding live webcast at 2:00 p.m. PT. To access the conference call dial +1 800-717-1738 (domestic) or +1 646-307-1865 (international). A replay of the conference call will be available beginning approximately two hours after the completion of the call by dialing +1 844-512-2921 (domestic) or +1 412-317-6671 (international) and using passcode #1164108. The webcast of the conference call will be available live and via replay on the investor relations section of the Company's website at http://investor.quinstreet.com.

About QuinStreet

QuinStreet, Inc. (Nasdaq: QNST) is a leader in performance marketplaces and technologies for the financial services and home services industries. QuinStreet is a pioneer in delivering online marketplace solutions to match searchers with brands in digital media, and is committed to providing consumers with the information and tools they need to research, find and select the products and brands that meet their needs.

Non-GAAP Financial Measures and Definitions of Client Verticals

This release and the accompanying tables include a discussion of adjusted EBITDA, adjusted net income, adjusted diluted net income per share and free cash flow and normalized free cash flow, all of which are non-GAAP financial measures that are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The term "adjusted EBITDA" refers to a financial measure that we define as net income (loss) less provision for income taxes, depreciation expense, amortization expense, stock-based compensation expense, interest and other expense, net, acquisition costs, contingent consideration adjustment, litigation settlement expense, tax settlement expense, and restructuring costs. The term "adjusted net income" refers to a financial measure that we define as net income (loss) adjusted for amortization expense, stock-based compensation expense, acquisition costs, contingent consideration adjustment, litigation settlement expense, tax settlement expense, restructuring costs, and impairment of investment, net of estimated taxes. The term "adjusted diluted net income (loss) per share" refers to a financial measure that we define as adjusted net income divided by weighted average diluted shares outstanding. The term “free cash flow” refers to a financial measure that we define as net cash provided by operating activities, less capital expenditures and internal software development costs. The term “normalized free cash flow” refers to free cash flow less changes in operating assets and liabilities. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted net income, adjusted diluted net income per share and free cash flow and normalized free cash flow may not be comparable to the definitions as reported by other companies.

We believe adjusted EBITDA, adjusted net income and adjusted diluted net income per share are relevant and useful information because they provide us and investors with additional measurements to analyze the Company's operating performance.

Adjusted EBITDA is useful to us and investors because (i) we seek to manage our business to a level of adjusted EBITDA as a percentage of net revenue, (ii) it is used internally by us for planning purposes, including preparation of internal budgets; to allocate resources; to evaluate the effectiveness of operational strategies and capital expenditures as well as the capacity to service debt, (iii) it is a key basis upon which we assess our operating performance, (iv) it is one of the primary metrics investors use in evaluating Internet marketing companies, (v) it is a factor in determining compensation, (vi) it is an element of certain financial covenants under our historical borrowing arrangements, and (vii) it is a factor that assists investors in the analysis of ongoing operating trends. In addition, we believe adjusted EBITDA and similar measures are widely used by investors, securities analysts, ratings agencies and other interested parties in our industry as a measure of financial performance, debt-service capabilities and as a metric for analyzing company valuations.

We use adjusted EBITDA as a key performance measure because we believe it facilitates operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures (affecting interest expense), tax positions (such as the impact of changes in effective tax rates or fluctuations in permanent differences or discrete quarterly items), non-recurring charges, certain other items that we do not believe are indicative of core operating activities (such as litigation settlement expense, tax settlement expense, acquisition costs, contingent consideration adjustment, restructuring costs and other income and expense) and the non-cash impact of depreciation expense, amortization expense and stock-based compensation expense.

With respect to our adjusted EBITDA guidance, the Company is not able to provide a quantitative reconciliation to the most directly comparable GAAP financial measure without unreasonable efforts due to the high variability, complexity and low visibility with respect to certain items such as taxes, and income and expense from changes in fair value of contingent consideration from acquisitions. We expect the variability of these items to have a potentially unpredictable and potentially significant impact on future GAAP financial results, and, as such, we also believe that any reconciliations provided would imply a degree of precision that would be confusing or misleading to investors.

Adjusted net income and adjusted diluted net income per share are useful to us and investors because they present an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses (stock-based compensation, amortization of intangible assets, and contingent consideration adjustment), non-recurring charges and certain other items that we do not believe are indicative of core operating activities. We believe that analysts and investors use adjusted net income and adjusted diluted net income per share as supplemental measures to evaluate the overall operating performance of companies in our industry.

Free cash flow is useful to investors and us because it represents the cash that our business generates from operations, before taking into account cash movements that are non-operational, and is a metric commonly used in our industry to understand the underlying cash generating capacity of a company’s financial model. Normalized free cash flow is useful as it removes the fluctuations in operating assets and liabilities that occur in any given quarter due to the timing of payments and cash receipts and therefore helps investors understand the underlying cash flow of the business as a quarterly metric and the cash flow generation potential of the business model. We believe that analysts and investors use free cash flow multiples as a metric for analyzing company valuations in our industry.

We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Legal Notice Regarding Forward Looking Statements

This press release and its attachments contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Words such as "estimate", "will”, "believe", “expect”, "intend", “outlook”, "potential", “promises” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include the statements in quotations from management in this press release, as well as any statements regarding the Company's anticipated financial results, growth and strategic and operational plans and results of analyses on impairment charges. The Company's actual results may differ materially from those anticipated in these forward-looking statements. Factors that may contribute to such differences include, but are not limited to: the Company’s ability to maintain and increase client marketing spend; the Company's ability, whether within or outside the Company’s control, to maintain and increase the number of visitors to its websites and to convert those visitors and those to its third-party publishers' websites into client prospects in a cost-effective manner; the Company's exposure to data privacy and security risks; the impact of changes in industry standards and government regulation including, but not limited to investigation enforcement activities or regulatory activity by the Federal Trade Commission, the Federal Communications Commission, the Consumer Finance Protection Bureau and other state and federal regulatory agencies; the impact of changes in our business, our industry, and the current economic and regulatory climate on the Company’s quarterly and annual results of operations; the Company's ability to compete effectively against others in the online marketing and media industry both for client budget and access to third-party media; the Company’s ability to protect our intellectual property rights; and the impact from risks relating to counterparties on the Company's business. More information about potential factors that could affect the Company's business and financial results are contained in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission ("SEC"). Additional information will also be set forth in the Company's annual report on Form 10-Q for the fiscal year ended December 31, 2025, which will be filed with the SEC. The Company does not intend and undertakes no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Investor Contact:

Robert Amparo

(347) 223-1682

ramparo@quinstreet.com

QUINSTREET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 31,	June 30,
	2025	2025
Assets
Current assets:
Cash and cash equivalents	$106,962	$101,078
Accounts receivable, net	152,388	135,804
Prepaid expenses and other assets	8,626	8,644
Total current assets	267,976	245,526
Property and equipment, net	16,590	16,818
Operating lease right-of-use assets	8,486	9,620
Goodwill	125,056	125,056
Intangible assets, net	24,651	28,475
Deferred tax assets, noncurrent	45,164	—
Other assets, noncurrent	5,110	5,612
Total assets	$493,033	$431,107
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$70,833	$62,247
Accrued liabilities	97,279	87,225
Other liabilities	9,282	13,572
Total current liabilities	177,394	163,044
Operating lease liabilities, noncurrent	6,377	7,382
Other liabilities, noncurrent	14,822	16,637
Total liabilities	198,593	187,063
Stockholders' equity:
Common stock	58	58
Additional paid-in capital	365,592	369,958
Accumulated other comprehensive loss	(268)	(268)
Accumulated deficit	(70,942)	(125,704)
Total stockholders' equity	294,440	244,044
Total liabilities and stockholders' equity	$493,033	$431,107

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
Net revenue	$287,845	$282,596	$573,698	$561,815
Cost of revenue (1)	260,123	255,842	519,036	506,656
Gross profit	27,722	26,754	54,662	55,159
Operating expenses: (1)
Product development	8,316	8,710	16,475	17,330
Sales and marketing	4,937	5,083	9,663	9,227
General and administrative	13,222	14,349	22,488	31,197
Operating income (loss)	1,247	(1,388)	6,036	(2,595)
Interest income	87	3	90	17
Interest expense	(70)	(126)	(138)	(250)
Other income (expense), net	46	(83)	41	(181)
Income (loss) before income taxes	1,310	(1,594)	6,029	(3,009)
Benefit from income taxes	48,917	45	48,733	94
Net income (loss)	$50,227	$(1,549)	$54,762	$(2,915)

Net income (loss) per share:
Basic	$0.88	$(0.03)	$0.96	$(0.05)
Diluted	$0.87	$(0.03)	$0.94	$(0.05)

Weighted-average shares used in computing net income (loss) per share:
Basic	56,959	56,335	57,159	56,079
Diluted	57,919	56,335	58,345	56,079

(1) Cost of revenue and operating expenses include stock-based compensation expense as follows:
Cost of revenue	$3,801	$3,337	$7,376	$6,212
Product development	1,546	1,236	2,999	2,282
Sales and marketing	1,318	1,325	2,599	2,420
General and administrative	2,887	3,154	5,781	6,545

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
Cash Flows from Operating Activities
Net income (loss)	$50,227	$(1,549)	$54,762	$(2,915)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Stock-based compensation	9,552	9,052	18,755	17,459
Depreciation and amortization	4,934	6,238	10,749	12,679
Change in the fair value of contingent consideration	2,800	5,000	2,800	11,194
Provision for sales returns and doubtful accounts receivable	1,113	317	1,762	1,793
Non-cash lease expense	128	114	72	83
Deferred income taxes	(691)	(56)	(568)	(154)
Release of tax valuation allowance	(48,263)	—	(48,263)	—
Other adjustments, net	(82)	105	(745)	(247)
Changes in assets and liabilities:
Accounts receivable	(3,522)	23,227	(18,346)	(40,367)
Prepaid expenses and other assets	245	(3,505)	520	(4,262)
Accounts payable	(3,084)	(5,121)	9,393	7,222
Accrued liabilities	8,266	4,856	10,333	22,487
Net cash provided by operating activities	21,623	38,678	41,224	24,972
Cash Flows from Investing Activities
Capital expenditures	(889)	(447)	(2,063)	(884)
Internal software development costs	(2,581)	(2,321)	(5,499)	(4,490)
Net cash used in investing activities	(3,470)	(2,768)	(7,562)	(5,374)
Cash Flows from Financing Activities
Proceeds from exercise of stock options and issuance of common stock under employee stock purchase plan	—	7	1,334	1,369
Payment of withholding taxes related to release of restricted stock, net of share settlement	(2,383)	(3,076)	(7,658)	(8,500)
Post-closing payments and contingent consideration related to acquisitions	—	—	(4,614)	(5,144)
Repurchase of common stock	(10,052)	—	(16,797)	—
Net cash used in financing activities	(12,435)	(3,069)	(27,735)	(12,275)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(54)	12	(44)	24
Net increase in cash, cash equivalents and restricted cash	5,664	32,853	5,883	7,347
Cash, cash equivalents and restricted cash at beginning of period	101,313	24,997	101,094	50,503
Cash, cash equivalents and restricted cash at end of period	$106,977	$57,850	$106,977	$57,850
Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$106,962	$57,835	$106,962	$57,835
Restricted cash included in other assets, noncurrent	15	15	15	15
Total cash, cash equivalents and restricted cash	$106,977	$57,850	$106,977	$57,850

QUINSTREET, INC.

RECONCILIATION OF NET INCOME (LOSS) TO

ADJUSTED NET INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
Net income (loss)	$50,227	$(1,549)	$54,762	$(2,915)
Amortization of intangible assets	1,532	2,454	3,824	4,936
Stock-based compensation	9,552	9,052	18,755	17,459
Contingent consideration adjustment	2,800	5,000	2,800	11,194
Restructuring costs	28	72	255	379
Litigation settlement expense	160	429	265	499
Acquisition costs	2,255	—	2,639	105
Tax impact of non-GAAP items	(52,619)	(3,592)	(56,249)	(7,248)
Adjusted net income	$13,935	$11,866	$27,051	$24,409
Adjusted diluted net income per share	$0.24	$0.20	$0.46	$0.42
Weighted average shares used in computing adjusted diluted net income per share	57,919	58,438	58,345	58,158

QUINSTREET, INC.

RECONCILIATION OF NET INCOME (LOSS) TO

ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
Net income (loss)	$50,227	$(1,549)	$54,762	$(2,915)
Interest and other expense, net	(63)	206	7	414
Benefit from income taxes	(48,917)	(45)	(48,733)	(94)
Depreciation and amortization	4,934	6,238	10,749	12,679
Stock-based compensation	9,552	9,052	18,755	17,459
Contingent consideration adjustment	2,800	5,000	2,800	11,194
Restructuring costs	28	72	255	379
Litigation settlement expense	160	429	265	499
Acquisition costs	2,255	—	2,639	105
Adjusted EBITDA	$20,976	$19,403	$41,499	$39,720

QUINSTREET, INC.

RECONCILIATION OF CASH PROVIDED BY (USED IN)

OPERATING ACTIVITIES TO FREE CASH FLOW

AND NORMALIZED FREE CASH FLOW

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
Net cash provided by operating activities	$21,623	$38,678	$41,224	$24,972
Capital expenditures	(889)	(447)	(2,063)	(884)
Internal software development costs	(2,581)	(2,321)	(5,499)	(4,490)
Free cash flow	18,153	35,910	33,662	19,598
Changes in operating assets and liabilities	(1,904)	(19,457)	(1,899)	14,920
Normalized free cash flow	$16,249	$16,453	$31,763	$34,518

QUINSTREET, INC.

DISAGGREGATION OF REVENUE

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
Net revenue:
Financial Services	$216,797	$219,934	$424,273	$430,825
Home Services	71,048	62,662	149,425	130,990
Total net revenue	$287,845	$282,596	$573,698	$561,815